Exhibit 4.1

[FORM OF FACE OF 11.125% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES A]

[INCLUDE FOR GLOBAL PREFERRED SHARES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number [ ]	[Initial] Number of Shares of Series A Preferred Stock [ ]

CUSIP 35906A 207

ISIN US35906A2078

FRONTIER COMMUNICATIONS CORPORATION

11.125% Mandatory Convertible Preferred Stock, Series A

(par value $0.01 per share)

(initial liquidation preference $100.00 per share)

FRONTIER COMMUNICATIONS CORPORATION, a Delaware corporation (the “Corporation”), hereby certifies that [ ] / [Cede & Co.] (the “Holder”), is the registered owner of [ ( )] / [the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Corporation’s designated 11.125% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share, initial liquidation preference of $100.00 per share (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are, and shall in all respects be subject to the provisions of the Certificate of Designations dated June 10, 2015 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned this share certificate representing the shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by the undersigned officers of the Corporation this [ ] day of [ ], [ ].

FRONTIER COMMUNICATIONS CORPORATION

By:
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE

These are shares of Series A Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated: [ ]

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar

By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATE FOR

11.125% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES A]

Cumulative dividends on each share of Series A Preferred Stock shall be payable subject to the terms and conditions of, in the manner and at the applicable rate provided in the Certificate of Designations.

The shares of Series A Preferred Stock shall be convertible into shares of common stock, par value $0.01 per share, of the Corporation or Units of Exchange Property, as the case may be, in the manner and in accordance with the terms set forth in the Certificate of Designations.

The Corporation shall furnish without charge to each holder who so requests a summary of the authority of the board of directors to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

NOTICE OF CONVERSION

(To be Executed by the Holder in order to Convert the 11.125% Mandatory Convertible Preferred Stock, Series A)

The undersigned hereby irrevocably elects to convert (the “Conversion”) [            ] shares of 11.125% Mandatory Convertible Preferred Stock, Series A (the “Series A Preferred Stock”), of Frontier Communications Corporation (the “Corporation”), represented by stock certificate No(s). [            ] (the “Series A Preferred Stock Certificate(s)”), into shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) according to the conditions of the Certificate of Designations establishing the terms of the Series A Preferred Stock (the “Certificate of Designations”), as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Series A Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Rate:

Number of Series A Preferred Stock to be Converted:

Shares of Common Stock to be Issued:*

Signature:

Name:

Address:**

Fax No.:

*	The Corporation is not required to issue shares of Common Stock until the original Series A Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.
**	Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification, if any)

(Insert address and zip code of assignee)

(Insert assignee’s social security or taxpayer identification, if any)

and irrevocably appoints:

as agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature

Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Schedule I1

Frontier Communications Corporation

Global Preferred Share

11.125% Mandatory Convertible Preferred Stock, Series A

Certificate Number: [    ]

The number of shares of Series A Preferred Stock initially represented by this Global Preferred Share shall be . Thereafter the Transfer Agent and Registrar shall note changes in the number of shares of Series A Preferred Stock evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

[1]	Attach Schedule I only to Global Preferred Shares.